UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2006

NOVA OIL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-32531	91-2028450
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of incorporation)		Identification Number)

The Riviana Building, 2777 Allen Parkway, Suite 800, Houston, Texas 77019
(Address of Principal Executive Offices)

713-869-6682
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 23, 2006, Nova Biofuels Seneca, LLC (“Nova Seneca”), a wholly owned subsidiary of Nova Oil, Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with L&L Properties LLC and Shipyard Industrial Park, Inc. (together, the “Sellers”). Pursuant to the terms of the Purchase Agreement, Nova Seneca agreed to purchase 54 acres of land in the Shipyard Industrial Park of Seneca, Illinois for a purchase price of $3.65 million. Nova Seneca intends to build a sixty million gallon per year biodiesel refinery on the property — the Company’s first biodiesel refinery to be built for its own account. The Seneca Shipyard Industrial Park, located near Chicago, Illinois, has ready truck, barge and rail and rail access. Under the Purchase Agreement, Nova Seneca agreed to deposit $50,000 into escrow as earnest money for the right to inspect the property for a period of sixty days with an option to extend the inspection period. The Purchase Agreement obligates the Sellers to indemnify Nova Seneca against all claims based upon violation of any environmental law that occurred during the ownership of the property by the Sellers.

In connection with the Company’s plan to build a biodiesel refinery on the property, on June 26, 2006, Nova Seneca entered into a ten year feedstock supply agreement with Lipid Logistics, LLC (“Lipid”). The feedstock supply agreement provides for Nova Seneca to purchase, and for Lipid to sell, 100% of the feedstock requirements for the Seneca biodiesel plant refinery from Lipid at a benchmark price that will be adjusted according to the market price of the feedstock. Additionally, Nova Seneca will pay a service fee of one quarter cent for every pound of feedstock purchased and Nova Seneca agreed to purchase a minimum of 25 million gallons of feedstock per year from Lipid commencing on the date of initial production of biodiesel at the plant. If Nova Seneca does not commence biodiesel production at the Seneca facility by May 1, 2008, then both parties will have the right to terminate the agreement upon fifteen days prior notice to the other party.

In connection with the above transactions, on June 23, 2006, Nova Holdings Seneca, LLC (“Nova Holdings”), a wholly owned subsidiary of the Company and the sole member of Nova Seneca, entered into a subscription agreement with KBI Energy, LLC (“KBI”), an affiliate of Lipid,  pursuant to which KBI agreed to purchase an equity interest in Nova Holdings for a purchase price of $4 million. The subscription agreement is scheduled to close on July 12, 2006, which may be changed by mutual agreement of the parties.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. This report includes statements regarding the Company’s plans, goals, strategies, intent, beliefs or current expectations with respect to the Seneca property, the proposed biodiesel refinery and the proposed investment. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “plan,” “intend,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” etc.). Although forward-looking statements in this report reflect the good faith judgment of management,  forward-looking  statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements, including without limitation the availability of appropriate financing on commercially acceptable terms, the receipt of applicable government permits and the favorable result of various property inspections. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation.

ITEM 7.01 REGULATION FD DISCLOSURE

On June 28, 2006, the Company issued a press release to announce the transactions described in Item 1.01 of this report, a copy of which is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

99.1                           Press Release, dated June 28, 2006.

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOVA OIL, INC.

By:	/s/ Kenneth T. Hern
Name:	Kenneth T. Hern
Title:	Chief Executive Officer

Date:  June 27, 2006

EXHIBIT INDEX

99.1	Press Release, dated June 28, 2006.